EXHIBIT 10.2
GUARANTY AGREEMENT
This Guaranty Agreement (this “Guaranty”) is made and delivered as of July 8, 2021, by Ranger Energy Services, Inc., a Delaware corporation (“Guarantor”), in favor of Chief Investments, LLC, a New Mexico limited liability company, as administrative agent (“Lender”).
WHEREAS, Bravo Wireline, LLC (“Borrower”) has issued to the Lender a secured promissory note, in the original principal amount of $11,400,000 (the “Seller Note”) on the date hereof;
WHEREAS, the Lender’s acceptance of the Note is conditioned upon the execution and delivery of this Guaranty by Guarantor, as the indirect parent corporation of Borrower;
NOW, THEREFORE, the Guarantor hereby agrees as follows:
1. Guarantor irrevocably and unconditionally guarantees to the Lender the prompt performance and payment when and as due of all of the obligations of the Borrower under the Seller Note and the related “Loan Documents” defined therein (the “Obligations”). For the avoidance of doubt, the “Obligations” shall not include any obligations of the Borrower (other than the obligation to perform its obligations under the Seller Note and the related Loan Documents) pursuant to that certain Asset Purchase Agreement dated as of the date hereof, by and among the Borrower, PerfX Wireline Services, LLC (“Seller”) and the other parties thereto, pursuant to which the Borrower purchased certain assets of Seller as set forth therein.
2. The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall remain in full force and effect until the Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full in cash (“Payment in Full”), it being the express purpose and intent of Guarantor that its obligations hereunder shall not be discharged until Payment in Full. Such Obligations shall not be in any manner whatsoever affected, modified or impaired by the happening from time to time of any assignment of the Obligations of the Borrower to a third party or any event or action (other than the Payment in Full of the Obligations) that would, in the absence of this clause, result in the release or discharge of Guarantor, by operation of law or otherwise, from the performance of observance of any obligation, covenant or agreement contained in this Guaranty, or the default or failure of Guarantor to perform fully any obligations set forth in this Guaranty.
3. Guarantor waives diligence, presentment, protest, notice, demand, dishonor and notice of dishonor and any other defenses available to it hereunder as a surety, other than the defense of payment in full of all Obligations, and agrees to be bound to the Obligations as fully as if it were a co-obligor. The parties to the Loan Documents may enter into any amendment, waiver or modification of the Loan Documents, whether or not such amendment, waiver or modification would in any way increase or decrease the extent of Guarantor’s obligations hereunder, without notice to or consent of Guarantor and without thereby releasing Guarantor hereunder or incurring any liability to Guarantor.
4. No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty.
5. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance and not of collection. The Lender need not exhaust or pursue any remedy or take any action in respect of the default of any Obligations guaranteed hereby prior to or as a condition to proceeding directly under this Guaranty against Guarantor.
6. Guarantor represents and warrants to the Lender that it has the corporate power and authority to enter into this Guaranty and that this Guaranty is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy insolvency or similar laws affecting the rights of creditors generally and by the availability of certain equitable remedies.
7. Guarantor agrees that the obligation of Guarantor as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of the Borrower or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.
8. Guarantor agrees to pay all reasonable and necessary out-of-pocket costs, expenses and fees which may be incurred by the Lender in enforcing this Guaranty or in protecting the rights of the Lender following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.
9. This Guaranty is and shall be in every particular available to the successors and assigns of the Lender and is and shall always be fully binding upon the successors and assigns of Guarantor, provided that Guarantor shall not assign any of its rights or obligations hereunder without the written consent of the Lender.
10. This Guaranty and the rights and obligations of the parties hereunder and thereunder are performable in Harris County, Texas, and shall be interpreted and construed in accordance with, under, and governed by, the laws of the State of Texas without giving effect to any choice or conflict of law provision whether of the State of Texas of any other jurisdiction.
11. This Guaranty may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall be one and the same instrument. A signed copy of this Guaranty delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy hereof.

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date first written above.

Ranger Energy Services, Inc.

By:
Name:	Brandon Blossman
Title:	Chief Financial Officer

Accepted:

Chief Investments, LLC, as administrative agent

By:
Name:	Charlie Thomas
Title:	Manager